Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-189276, 333-214532 and 333-252920 on Form S-8 and Registration Statement Nos. 333-231352 and 333-248444 on Form S-3 of Coty Inc. and subsidiaries of our report dated September 24, 2021, relating to the financial statements of Rainbow JVCO Limited and subsidiaries appearing in this Form 10-K/A for the period ended June 30, 2021.

/s/ Deloitte SA

Geneva
September 24, 2021